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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectuses pertaining to the 1988 Incentive Stock Option Plan, the 1988 Nonqualified Stock Option Plan, the 1989 Non-Employee Directors' Stock Option Plan and the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan of Arthur J. Gallagher & Co. of our reports dated January 18, 2001 with respect to the consolidated financial statements and schedule of Arthur J. Gallagher & Co. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                          _____________________________________
                                                    Ernst & Young LLP

Chicago, Illinois
June 13, 2001